Exhibit 5.3

Niska Partners Coöperatief U.A. (the “Cooperative”)

Prins Bernhardplein 200

1097 JB Amsterdam

The Netherlands

November 14, 2014	Pierre Nijnens
E pierre.nijnens@debrauw.com
Our ref. M22015981/1/92006345/pjamn	T +1 212 259 4102
F +1 212 259 4111

Re:

Dear Sir/Madam,

Registration on Form S-4 with the US Securities and Exchange Commission of

$575,000,000 aggregate principal amount of 6.50% Senior Notes due 2019 by Niska Gas Storage Canada ULC and Niska Gas Storage Canada Finance Corp.

1                                        Introduction

I act as Dutch legal adviser (advocaat) to the Cooperative in connection with the registration with the US Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, of $575,000,000 aggregate principal amount of 6.50% Senior Notes due 2019 of Niska Gas Storage Canada ULC and Niska Gas Storage Canada Finance Corp.

Certain terms used in this opinion are defined in the Annex (Definitions).

2                                        Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3                                        Scope of Inquiry

For the purpose of this opinion, I have examined the following documents:

Attorneys at law, tax lawyers, candidate civil law notaries. Admitted in The Netherlands. Not admitted in New York.

De Brauw Blackstone Westbroek New York is De Brauw Blackstone Westbroek New York B.V., P.C., having its corporate seat in The Hague, the Netherlands, registered with the Trade Register in Amsterdam under no 27172369.

3.1                              A copy obtained on November 12, 2014 through www.sec.gov of:

(a)

(i)                                    the Indenture, and

(ii)                                 the Supplemental Indenture; and

(b)                                 a draft, dated November 11, 2014, of the Registration Statement.

3.2                              A copy of:

(a)                                the deed of incorporation of the Cooperative and its articles of association, as provided to me by the Chamber of Commerce; and

(b)                                the Trade Register Extract.

3.3                              A copy of each Corporate Resolution.

In addition, I have obtained the following confirmations given on the date of this opinion:

3.4                              Confirmation by telephone from the Chamber of Commerce that the Trade Register Extract is up to date.

3.5

(a)                                Confirmation by telephone from the court registry of the District Court of the place where the Cooperative has its seat, derived from that Court’s Insolvency Register; and

(b)                                confirmation through www.rechtspraak.nl, derived from the segment for EU registrations of the Central Insolvency Register;

in each case that the Cooperative is not registered as being subject to Insolvency Proceedings.

I have not examined any document, and do not express an opinion on, or on any reference to, any document other than the documents referred to in this paragraph 3. My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

4                                        Assumptions

For the purpose of this opinion, I have made the following assumptions:

Our ref. M9637796/1/20496800/AB

4.1

(a)                                Each copy document conforms to the original and each original is genuine and complete.

(b)                                Each signature is the genuine signature of the individual concerned.

(c)                                 Each confirmation referred to in this opinion is true.

4.2

(a)                                 At the time when the Members Resolution was signed, the members which signed the Members Resolution were the only members of the Cooperative.

(b)                                 Each Corporate Resolution remains in full force and effect without modification.

4.3                              The Supplemented Indenture (including the Guarantee) is within the capacity and powers of, and has been validly authorised and entered into by, each party other than the Cooperative.

4.4                              Under New York Law by which the Supplemented Indenture (including the Guarantee) is expressed to be governed:

(c)                                  provided that the Indenture and the Supplemental Indenture have been validly signed by all the respective parties to it, the Supplemented Indenture (including the Guarantee) is valid, binding on and enforceable against each party (including, in the case of the Indenture, each party to the Supplemental Indenture); and

(d)                                 the choice of New York Law as the governing law of the Supplemented Indenture applies to the submission to the jurisdiction of the New York Courts pursuant to the Jurisdiction Clause.

5                                        Opinion

Based on the documents and confirmations referred to and the assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

5.1                              The Cooperative has been incorporated and exists as a cooperative (coöperatie).

5.2

(a)                                The Cooperative has the power to enter into and perform the Supplemented Indenture (including the Guarantee).

(b)                                The Cooperative has taken all necessary action to authorise its entry into and performance of the Supplemented Indenture (including the Guarantee).

(c)                                 When signed on behalf of the Cooperative by any director A acting together with any director B or by any Authorized Person, the Cooperative will have validly signed the Supplemental Indenture.

5.3

(a)                                The Cooperative does not require any licence, dispensation, recognition or other governmental consent for its entry into and performance of the Supplemented Indenture (including the Guarantee).

(b)                                There are no registration, filing or similar governmental formalities required to ensure the validity, binding effect on and enforceability against the Cooperative of the Supplemented Indenture (including the Guarantee).

5.4                              The entry into and performance of the Supplemented Indenture (including the Guarantee) by the Cooperative do not violate Dutch law or the Cooperative’s articles of association.

5.5                              The choice of New York Law as the governing law of the Supplemented Indenture (including the Guarantee) is recognised and accordingly that law governs the validity, binding effect on and enforceability against the Cooperative of the Supplemented Indenture.

5.6

(a)                                In proceedings in a New York Court, New York Law determines the validity, binding effect on and enforceability against the Cooperative of the Jurisdiction Clause.

(b)                                A judgment rendered by a New York Court will not be recognised and enforced by the Dutch courts. However, if a person has obtained a final and conclusive judgment for the payment of money rendered by a New

York Court which is enforceable in New York and files his claim with the competent Dutch court, the Dutch court will generally give binding effect to the judgment insofar as it finds that (i) the jurisdiction of the New York Court has been based on grounds which are internationally acceptable, (ii) proper legal procedures have been observed, and (iii) the judgment does not contravene Dutch public policy.

6                                        Qualifications

This opinion is subject to the following qualifications:

6.1                              This opinion is subject to any limitations arising from bankruptcy, suspension of payments, emergency measures, (other) Insolvency Proceedings or other laws relating to or affecting the rights of creditors.

6.2                              The recognition of New York Law as the governing law of the Supplemented Indenture (including the Guarantee):

(a)                                will not prejudice the provisions of the law of the European Community (where appropriate as implemented in the Netherlands) which cannot be derogated from by agreement if all elements relevant to the situation at the time when the Supplemented Indenture was entered into (other than the choice of New York Law as the governing law of the Supplemented Indenture) are located in one or more Member States of the European Union;

(b)

(i)                                     will not restrict the application of the overriding provisions of Dutch law; and

(ii)                                  will not prevent effect being given to the overriding provisions of the law of a jurisdiction with which the situation has a close connection;

(and for this purpose “overriding provisions” are provisions the respect for which is regarded as crucial by a jurisdiction for safeguarding its public interests to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to an agreement);

(c)                                 will not prevent the application of New York Law being refused if it is manifestly incompatible with Dutch public policy (ordre public); and

(d)                                will not prevent regard having to be had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

6.3                              The enforcement in the Netherlands of the Supplemented Indenture (including the Guarantee) and of foreign judgments is subject to Dutch rules of civil procedure (including rules of evidence).

6.4                              The enforceability of the Supplemented Indenture (including the Guarantee)  may be limited under the 1977 Sanction Act (Sanctiewet 1977) or otherwise by international sanctions.

6.5                              To the extent that pursuant to the Supplemented Indenture the Cooperative is required or forbidden to take, or restricted in taking, any action that falls within the powers of its meeting of members, it may not be binding on and enforceable against it.

6.6                              To the extent that the Supplemented Indenture (including the Guarantee) constitutes general conditions within the meaning of Section 6:231 CC, a beneficiary of the Guarantee may nullify (vernietigen) a provision therein if (i) the beneficiary has not been given a reasonable opportunity to examine the Supplemented Indenture, or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder. A provision in general conditions as referred to in Section 6:236 CC is deemed to be unreasonably onerous, irrespective of the circumstances, if the beneficiary of the Guarantee is a natural person not acting in the conduct of a profession or trade.

6.7                              To the extent that Dutch law applies, a legal act (rechtshandeling) performed by a person (including (without limitation) an agreement pursuant to which it guarantees the performance of another person’s obligations and any other legal act having a similar effect) may be nullified by any of its creditors, if (a) it performed the act without an obligation to do so (onverplicht), (b) the creditor concerned was prejudiced as a consequence of the act, and (c) at the time the act was performed both it and (unless the act was for no consideration (om niet)) the party with or towards which it acted, knew or should have known that one or more of its creditors (existing or future) would be prejudiced.

6.8                              If a legal act (rechtshandeling) performed by a Dutch legal entity (including (without limitation) an agreement pursuant to which it guarantees the performance of the obligations of an another person and any other legal act having a similar effect) is not in the entity’s interest, the act may exceed the entity’s power.

6.9                              If a legal act (rechtshandeling) performed by a Dutch legal entity (including (without limitation) an agreement pursuant to which it guarantees the performance of another person’s obligations and any other legal act having a similar effect) is not in the entity’s interest, the act may (i) exceed the entity’s corporate or other power, (ii) violate its articles of association, and (iii) be nullified by it if the other party or parties to the act knew or should have known that the act is not in the entity’s interest.

6.10

(a)                                An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

(b)                                A confirmation derived from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

6.11                       I do not express any opinion on:

(a)                                 Section 4.06 (Stay, Exclusion and Usury Laws) of the Indenture; or

(b)                                 any taxation matters.

7                                        Reliance

7.1                              This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

7.2                              Each person relying on this opinion agrees, in so relying, that only De Brauw shall have any liability in connection with this opinion, that the agreement in this paragraph 7.2 and all liability and other matters relating to this opinion shall be governed exclusively by Dutch law and that the Dutch courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

7.3                              The Cooperative may:

(a)                                 file, or permit the registrants under the Registration Statement to file, this opinion as an exhibit to the Registration Statement; and

(b)                                 refer, or permit the registrants under the Registration Statement to refer, to De Brauw under the heading “Legal Matters” in the prospectus included in the Registration Statement.

The previous sentence is no admittance from me or from De Brauw that I am, or that De Brauw is, in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully,

De Brauw Blackstone Westbroek New York B.V., P.C.
Pierre Nijnens

Annex — Definitions

In this opinion:

“Authorized Person” means Jason A. Dubchak and Pieter Oosthoek, each appointed as such pursuant to the Managing Board Resolution, dated March 6, 2014.

“Cooperative” means Niska Partners Coöperatief U.A., with seat in Amsterdam.

“Corporate Resolutions” means the Managing Board Resolutions and the Members Resolutions.

“De Brauw” means De Brauw Blackstone Westbroek New York B.V., P.C.

“Guarantee” means the guarantee to be given by (among others) the Cooperative set out in Section 10.01 of the Indenture.

“Indenture” means the Indenture, dated as of March 17, 2014, between the Parent, the Issuers and the Trustee.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(a) of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings.

“Issuers” means Niska Gas Storage Canada ULC and Niska Gas Storage Canada Finance Corp.

“Jurisdiction Clause” means Section 13.15 of the Indenture.

“Managing Board Resolutions” means written resolutions of the managing board (bestuur) of the Cooperative, dated March 6, 2014 and November 7, 2014.

“Members Resolutions” means written resolutions of the meeting of members of the Cooperative, dated March 6, 2014, and November 7, 2014, as annexed to the Managing Board Resolutions.

“New York Court” means any Federal or state court located in New York City.

“New York Law” means the internal law of the state of New York.

“Parent” means Niska Gas Storage Partners LLC.

“Registration” means the registration with the SEC under the Securities Act of $575,000,000 aggregate principal amount of the 6.50% Senior Notes due 2019 of Niska Gas Storage Canada ULC and Niska Gas Storage Canada Finance Corp.

“Registration Statement” means the registration statement on form S-4 to be dated November 14, 2014 in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Supplemental Indenture” means the execution version of the Supplemental Indenture between the Cooperative and the other Guaranteeing Subsidiaries, the Parent, the Issuers and the Trustee.

“Supplemented Indenture” means the Indenture as amended and supplemented by the Supplemental Indenture.

“Trade Register Extract” means a Trade Register extract relating to the Cooperative provided by the Chamber of Commerce and dated November 12, 2014.

“Trustee” means The Bank of New York Mellon.